 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2020

ENERTECK CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 000-31981

Delaware	47-0929885
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10701 Corporate Drive, Suite 150 Stafford, Texas	77477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 240-1787

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Due to the outbreak of, and local, state and federal governmental responses to, the COVID-19 coronavirus pandemic, EnerTeck Corporation (the “Company”) is filing this current report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”). Specifically, the Company is relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 (which extended and superseded a prior order issued on March 4, 2020), pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”), regarding exemptions granted to certain public companies. The Order allows a registrant up to an additional 45 days after the original due date of certain reports required to be filed with the SEC if a registrant’s ability to file such report timely is affected due to COVID-19.

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world. These disruptions include but are not limited to: closure of our corporate office in Stafford, Texas, and the limited availability of key Company personnel and professional advisors who are needed to prepare the Quarterly Report due in part to suggested and mandated social quarantining and work from home orders. This has, in turn, delayed the Company’s ability to prepare and complete the Quarterly Report. As a result, the Company will be relying on the 45-day grace-period provided by the SEC’s Order to extend the filing deadline within which the Company is required to file the Quarterly Report. The Company expects to file the Quarterly Report no later than June 29, 2020, which is 45 days after the original due date of May 15, 2020.

The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 14, 2020, and in its Current Report on Form 8-K filed with the SEC on March 30, 2020, with the following risk factor:

AN OCCURRENCE OF AN UNCONTROLLABLE EVENT SUCH AS THE COVID-19 PANDEMIC IS LIKELY TO NEGATIVELY IMPACT OUR OPERATIONS. The ongoing coronavirus outbreak which began at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. A pandemic typically results in social distancing, travel bans and quarantine, and the effects of, and response to, the COVID-19 pandemic has so far limited access to our corporate office, personnel and professional advisors. It may also hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission. If the coronavirus outbreak situation should worsen, we may experience additional disruptions to our business. The extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not historical facts or that include forward-looking terminology, including estimates of future results or statements regarding the impact of COVID-19, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond the Company’s control, including, but not limited to, impacts of the COVID-19 pandemic and measures taken in response, and may cause the Company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019 and this Current Report on Form 8-K. The Company disclaims any intent or obligation to publicly update or revise the forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTECK CORPORATION

Date: May 15, 2020	By:	/s/ Gary Aman
Gary B. Aman
President and Acting Chief Executive Officer

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